UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-124829	71-1033391

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

2121 Avenue of the Stars, Suite 2550
Los Angeles, CA 90067
(Address of principal executive
offices including zip code)

(310) 601-2500

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 31, 2009, Zoo Entertainment, Inc. (the “Company”) filed a definitive Information Statement with respect to certain corporate matters that have subsequently been enacted.  As a matter of required disclosure, such filing included a table on page six setting forth, among other individuals, the names of persons known to the Company who own greater than 5% of the Company’s outstanding common stock.  It has come to the Company’s attention that the information with respect to one of the individuals, Harris Toibb, contains an immaterial typographical error.  Accordingly, the correct information should have indicated that Harris Toibb beneficially owned 2,077,309 shares of common stock, representing 6.8%.  In addition, Harris Toibb’s footnote should state “(5) Consists of 1,800,768 shares of Common Stock and immediately exercisable warrants to purchase 276,541 shares of Common Stock, but does not include warrants to purchase 2,272,727 shares of Common Stock that are not exercisable within sixty (60) days as a result of a 4.99% ownership limitation contained in the warrants.  The address of Harris Toibb is 6355 Topenga Boulevard, Suite 335, Woodland Hills, CA 91367.”  The Company is filing this Current Report on Form 8-K at the request of such individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2009
ZOO ENTERTAINMENT, INC.

	By:	/s/ David Fremed
	Name:	David Fremed
	Title:	Chief Financial Officer